UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

MetroConnect Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-24595	88-30343832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24835 East La Palma Ave., Suite H
Yorba Linda, California 92887
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 765-0010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2009, the Registrant and its wholly-owned subsidiary NextPhase Technologies, Inc., a California corporation (“NTI”) entered into an Asset Purchase Agreement (the “Agreement”) to purchase certain assets of Freedom Communications Services, Inc. (“FCSI”), a California corporation.

Under the terms of the Agreement, FCSI has sold, transferred and delivered all rights under certain contracts, agreements, licenses, commitments, sales and purchase orders and other instruments used by FCSI or held by FCSI for use in connection with its business together with transferable licenses, permits or other governmental authorizations affecting or relating to its business as well as furniture, office equipment and communications equipment (collectively the “Purchased Assets”).

Registrant has tendered to FCSI the entire purchase price in the form of a two year convertible promissory note in the principal amount of $500,000 with 7% annual interest.  This note is convertible at the FCSI’s option into shares of Registrant’s Common Stock at a conversion price of $1.00 per share.  Registrant has further agreed to assume certain liabilities of the Seller as set forth in the Agreement.

The Agreement and the transactions contemplated thereby have been approved by the respective Boards of Directors of the Registrant, NTI and FCSI.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

This item incorporates by reference the information disclosed in Item 1.01, supra.

On April 21, 2009, the Registrant completed the transactions contemplated by the Agreement with Freedom Communication Services, Inc.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, Katherine Thompson was appointed as the Registrant’s President and member of the Registrant’s Board of Directors.  Thomas C. Hemingway has stepped down from his role as President but will continue serving as the Registrant’s Chairman of the Board.

Katherine Thompson (47) has served as the Chief Executive Officer/President of Freedom Communications Services, Inc., a California corporation from 2004 to 2009.  Freedom Communications Services, Inc. is a wireless solutions provider specializing in integration, deployment and maintenance for all facets of the wireless industry.

The Registrant is still in the process of negotiating and finalizing Ms. Thompson’s terms of employment.  An employment agreement with Ms. Thompson is anticipated but has not yet been signed.  The Registrant has agreed to provide Ms. Thompson with 1,000,000 shares of its Common Stock as a signing bonus and has reserved such shares to be issued in a name to be supplied by Ms. Thompson.

Section 9 – Financial Statements and Exhibits

Item 9.01 - Exhibits

The following exhibit is filed with this report.

Exhibit No.	Description
2.04
Asset Purchase Agreement by and among MetroConnect Inc., NextPhase Technologies, Inc. and Freedom Communication Services, Inc. dated April 21, 2009 (The Registrant will provide the SEC staff with copies of any exhibits or schedules that are omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetroConnect Inc.

Date: April 24, 2009	By:	/s/ Katherine Thompson
Katherine Thompson, President